EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

STOCK EXCHANGE ANNOUNCEMENT

15 June 2005

Shire Pharmaceuticals Group plc (the “Company”)

The Company announces that it was notified on 15 June 2005 under Sections 198 to 202 of the Companies Act that FMR Corp. and its direct and indirect subsidiaries and Fidelity International Limited and its direct and indirect subsidiaries, both being non-beneficial holders, held solely for investment purposes, in aggregate 29,252,958 ordinary shares of £0.05p each in the capital of the Company. These holdings represent 5.94 per cent of the issued ordinary share capital of the Company.

T May
Company Secretary